Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Investment Shares and Retirement Shares Prospectus and "Independent Auditors" in the Investment Shares and Retirement Shares Statement of Additional Information for Edward Jone Money Market Fund in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 2-66437) of Edward Jones Money Market Fund, and to the incorporation by reference therein of our report dated April 7, 2004 on the financial statements and financial highlights of Edward Jones Money Market Fund included in the Annual Report to Shareholders for the fiscal year ended February 29, 2004.



                                                      /s/ ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP





Boston, Massachusetts
April 26, 2004